As filed with the United States Securities and Exchange Commission on November 19, 1999.
                                                   Registration No. 333-_______

===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             __________________




                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                             __________________


                              CENTURYTEL, INC.
          (Exact name of registrant as specified in its charter)

                             __________________

       LOUISIANA                                          72-0651161
   (State or other                                    (I.R.S. Employer
jurisdiction of incorporation                         Identification No.)
    or organization)

                           100 Century Park Drive
                           Monroe, Louisiana 71203
                              (318) 388-9500
             (Address, including zip code, and telephone number
        including area code, of registrant's principal executive offices)
                             __________________


                              CENTURYTEL, INC.
                       SUPPLEMENTAL DOLLARS & SENSE PLAN
                           (Full title of the Plan)
                             __________________

       Harvey P. Perry, Esq.                               COPY TO
Senior Vice President, General Counsel               Margaret F. Murphy
         and Secretary                       Jones, Walker, Waechter, Poitevent
        CenturyTel, Inc.                           Carrere & Denegre, L.L.P.
     100 Century Park Drive                              51st. Floor
    Monroe, Louisiana 71203                        201 St. Charles Avenue
       (318) 388-9500                           New Orleans, Louisiana 70170
(Name, address, including zip code,
  and telephone number, including
 area code, of agent for service)


                             CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                 |      Amount      |   Proposed Maximum   |    Proposed Maximum    |    Amount of
     Title of  Each Class of     |       to be      |    Offering Price    |   Aggregate Offering   |  Registration
   Securities to be Registered   |    Registered    |       Per Unit       |         Price          |       Fee
-------------------------------------------------------------------------------------------------------------------
Deferred Compensation            |    $2,500,000    |          100%        |    $2,500,000 (2)      |    $695.00
Obligations(1)                   |                  |                      |                        |
-------------------------------------------------------------------------------------------------------------------

(1) The  Deferred   Compensation   Obligations  are  unsecured  obligations  of
    CenturyTel, Inc. to pay deferred compensation in the future in accordance with the terms of the CenturyTel, Inc. Supplemental Dollars & Sense Plan.
(2) Estimated solely for the purpose of determining the registration fee.


===============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed by CenturyTel with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

      (a) CenturyTel's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

      (b) CenturyTel's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999.

      (c) CenturyTel's Current Reports on Form 8-K filed February 26, 1999, February 26, 1999, April 30, 1999, May 28, 1999, July 9, 1999, July
            9, 1999, July 29, 1999, August 25, 1999 and November 2, 1999.

      All documents filed by CenturyTel with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Information incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in all of the documents incorporated herein by reference and should be read together therewith. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      The following description of the securities offered hereby is qualified by reference to the Registrant's Supplemental Dollars & Sense Plan (the "Plan"), filed as an exhibit to this Registration Statement.

      Under the Plan, the Registrant will provide eligible employees with the opportunity to defer a specified percentage of their future cash compensation. The obligations of the Registrant under the Plan, as described below (collectively, the "Obligations"), will be unsecured general obligations of the Registrant to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank equally with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding and payable from the general assets of the Registrant.

      The amount of salary and bonus to be deferred by each participating employee (a "Participant") and the related matching contribution of the Participant's employer will be determined in accordance with the Plan based on elections by each Participant. This Registration Statement relates to
$2,500,000 in deferred compensation. Each Obligation will be treated as invested in one or more investment funds chosen by each Participant from a list of investment funds designated by the Company. The Obligations will be adjusted to reflect the investment experience, whether positive or negative, of the selected investment fund(s), including any appreciation or depreciation. The Obligations will be payable to participants upon termination of employment.

      The Plan is not required to be funded and the amount of compensation deferred by each Participant is subject to all the risks of the Registrant's business and may be deposited, invested or expended in any manner whatsoever by the Registrant. The Registrant has chosen to establish a "rabbi trust" (the "Trust") for the purpose of funding the Obligations and Merrill Lynch Trust Company, FSB serves as trustee. Participants and their beneficiaries, however, have no secured interest or special claim to the assets of the trust, which are subject to the payment of claims of creditors of the Company upon the insolvency or bankruptcy of the Company.

      The Obligations are not subject to redemption, in whole or in part, prior to payment following termination of employment of Participants, although the Obligations could be redeemed in case of termination of the Plan. The
Registrant reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall impair the rights of a Participant previously accrued.

      The Obligations are not convertible into another security of the Registrant. The Obligations will not have the benefit of any affirmative or negative covenant on the part of the Registrant. The trustee of the Trust does not have the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the making of elections and the giving of notices.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. CenturyTel has the power to obtain and maintain insurance, or to create a form of self-insurance, on behalf of any person who is or was acting for CenturyTel, regardless of whether CenturyTel has the legal authority to indemnify the insured person against such liability.


      Article II, Section 10 of CenturyTel's by-laws (the "Indemnification By-law") provides for mandatory indemnification for directors and officers or former directors and officers of CenturyTel to the fullest extent permitted by Louisiana law.

      CenturyTel's Articles of Incorporation authorize it to enter into contracts with directors and officers providing for indemnification to the fullest extent permitted by law. CenturyTel has entered into indemnification contracts providing contracting directors or officers the procedural and substantive rights to indemnification currently set forth in the Indemnification By-law ("Indemnification Contracts"). The right to indemnification provided by an Indemnification Contract applies to all covered claims, whether such claims arose before or after the effective date of the contract.

      CenturyTel maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity. The Indemnification Contracts provide that, to the extent insurance is reasonably available, CenturyTel will maintain comparable insurance coverage for each contracting party as long as he or she serves as an officer or director and thereafter for so long as he or she is subject to possible personal liability for actions taken in such capacities. The Indemnification Contracts also provide that if CenturyTel does not maintain comparable insurance, it will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his or her benefit.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of CenturyTel pursuant to the foregoing provisions, or otherwise, CenturyTel has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      4     Supplemental  Dollars & Sense Plan (incorporated  by  reference  to
            Exhibit 10.1(q) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

      5     Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
            L.L.P.

      23.1  Consent of KPMG LLP.

      23.2  Consent of Counsel (included in Exhibit 5).

      24    Power  of  Attorney  (included   on  the  signature  page  of  this
            Registration Statement).

ITEM 9. UNDERTAKINGS.

      1.    The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on November 18, 1999.

                                          CENTURYTEL, INC.



                                          By:       /S/ Glen F. Post, III
                                             --------------------------------
                                                      Glen F. Post, III
                                                Vice Chairman of the Board of
                                                  Directors, President and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Clarke M. Williams, Glen F. Post, III and Harvey P. Perry, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                     Title                     Date
          ---------                     -----                     ----

/S/ Clarke M. Williams         Chairman of the Board         November 18, 1999
-------------------------          of Directors
  Clarke M. Williams


/S/ Glen F. Post, III       Vice Chairman of the Board       November 18, 1999
-------------------------   of Directors, President and
   Glen F. Post, III           Chief Executive Officer


/S/ R. Stewart Ewing, Jr.  Senior Vice President and Chief   November 18, 1999
-------------------------       Financial Officer
  R. Stewart Ewing, Jr.    (Principal Financial Officer)


/S/ Neal A. Sweasy         Vice President and Controller     November 18, 1999
-------------------------  (Principal Accounting Officer)
    Neal A. Sweasy


/S/ Harvey P. Perry                 Director                 November 18, 1999
-------------------------
  Harvey P. Perry

/S/ W. Bruce Hanks                  Director                 November 18, 1999
-------------------------
  W. Bruce Hanks


/S/ William R. Boles, Jr.           Director                 November 18, 1999
-------------------------
   William R. Boles, Jr.


/S/ Virginia Boulet                 Director                 November 18, 1999
-------------------------
   Virginia Boulet


/S/ Ernest Butler, Jr.              Director                 November 18, 1999
-------------------------
   Ernest Butler, Jr.


/S/ Calvin Czeschin                 Director                 November 18, 1999
-------------------------
   Calvin Czeschin


/S/ James B. Gardner                Director                 November 18, 1999
-------------------------
  James B. Gardner


/S/ R. L. Hargrove, Jr.             Director                 November 18, 1999
-------------------------
   R. L. Hargrove, Jr.


                                    Director
-------------------------
  Johnny Hebert


/S/ F. Earl Hogan                   Director                 November 18, 1999
-------------------------
   F. Earl Hogan


/S/ C. G. Melville, Jr.             Director                 November 18, 1999
-------------------------
  C. G. Melville, Jr.


/S/ Jim D. Reppond                  Director                 November 18, 1999
-------------------------
   Jim D. Reppond